                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)


         In compliance with the requirements of 15 Pa.C.S. ss. 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:
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
1. The name of the corporation surviving the merger is:            Phoenix Preschool Holdings, Inc.
                                                         ------------------------------------------------------

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2. (Check and complete one of the following):
  X  The surviving corporation is a domestic business corporation and the (a) address of its current registered
 --- office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

           (a)
               ------------------------------------------------------------------------------------------------
               Number and Street                        City         State        Zip                    County

           (b) c/o: Esquire Assist, Ltd.                                                                Dauphin
               ------------------------------------------------------------------------------------------------
               Name of Commercial Registered Office Provider                                             County

           For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

 --- The surviving corporation is a qualified foreign business corporation incorporated under the laws of and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

           (a)
               ------------------------------------------------------------------------------------------------
               Number and Street                        City         State        Zip                    County

           (b)
               ------------------------------------------------------------------------------------------------
               Name of Commercial Registered Office Provider                                             County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

 --- The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:


           (a)
               ------------------------------------------------------------------------------------------------
               Number and Street                        City         State        Zip                    County

3.   The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

    Name of Corporation   Address of Registered Office or Name of Commercial Registered Office Provider   County

   Phoenix Preschool Holdings, Inc.,   Esquire Assist, Ltd., 225 South Street, Harrisburg PA 17101        Dauphin
   --------------------------------------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------------

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4. (Check, and if appropriate complete, one of the following):

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
   X      The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.
  ---
          The plan of merger shall be effective on:                               at
  ---                                               -----------------------------    --------------------------------
                                                              Date                                  Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

   Name of Corporation                                               Manner of Adoption

   Phoenix Preschool Holdings, Inc.    Adopted by action of the Board of Directors of the  Corporation pursuant to 15
----------------------------------------------------------------------------------------------------------------------
Pa.C.S. sec. 1924(b)(2).
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6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7. (Check, and if appropriate complete, one of the following):

    X The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.
   ---

        Pursuant to 15 Pa.C.S. ss. 1901 (relating to omission of certain provisions from filed plans) the provisions, if
   ---  any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:


   --------------------------------------------------------------------------------------------------------------------
   Number and Street                            City             State            Zip                           County


         IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of
Merger to be signed by a duly authorized officer thereof this 20th day of November     , 1997 .

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                    Phoenix Preschool Holdings, Inc. a Pennsylvania corporation

                BY: /s/ Michael C. Koffler
                    -----------------------------------------------------------
                    Michael C. Koffler

                TITLE: President
                       --------------------------------------------------------



                    Phoenix Preschool Holdings, Inc. a Delaware corporation

                BY: /s/ Michael C. Koffler
                    -----------------------------------------------------------
                    Michael C. Koffler

                TITLE: President
                       --------------------------------------------------------

                                 PLAN OF MERGER


         This PLAN OF MERGER, dated as of November 20, 1997, is by and between Phoenix Preschool Holdings, Inc.("PPHI"), a Pennsylvania corporation, and Phoenix Preschool Holdings, Inc. ("PPHIDEL"), a Delaware corporation, (the foregoing are hereinafter sometimes referred to as the "Constituent Corporations").

                                   BACKGROUND

         The sole director and sole shareholder of each of the Constituent Corporations have determined that a merger of PPHIDEL with and into PPHI (hereinafter sometimes referred to as the "Merger") has a valid business purpose, is advisable, and is in the best interests of each of the Constituent Corporations, and by resolutions duly adopted, have approved this Plan of Merger in the manner and upon the terms and conditions hereinafter set forth and pursuant to the applicable provisions of the laws of the Commonwealth of Pennsylvania.

                                  NOW THEREFORE

         In consideration of the foregoing premises and the material promises, agreements and covenants contained herein, and for the purpose of effecting the Merger upon the terms and conditions set forth herein, each of the Constituent Corporations, intending to be legally bound, agree as follows:

         1. Merger. Upon compliance with the applicable provisions of the laws of the Commonwealth of Pennsylvania, on the Effective Date (as defined herein), PPHIDEL shall be merged with and into PPHI, which later corporation shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to exist and to be governed by the laws of the Commonwealth of Pennsylvania. The separate existence of PPHIDEL shall thereupon cease.

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         2. Certificate of Incorporation of the Surviving Corporation. The
Certificate of Incorporation of PPHI, in effect as of and on the Effective Date, shall remain the Certificate of Incorporation of the Surviving Corporation, until amended as provided by applicable law.

         3. Bylaws of the Surviving Corporation. The Bylaws of PPHI, in effect as of and on the Effective Date, shall remain the Bylaws of the Surviving Corporation until amended as provided by applicable law.

         4. Directors and Officers of the Surviving Corporation. The directors of PPHI in office on and as of the Effective Date, shall remain the directors of the Surviving Corporation and shall retain their respective positions until the end of the respective terms for which they were elected, subject to removal, resignation, or such other change as may otherwise occur. The officers of PPHIDEL shall be the officers of the Surviving Corporation and shall retain their respective positions. If on the Effective Date a vacancy shall exist in any directorship or office of the Surviving Corporation, such vacancy shall thereafter be filled in the manner provided by the Bylaws of the Surviving Corporation and applicable law.

         5. Effective Date. The Effective Date of the Merger shall be upon filing.

         6. Cancellation of Securities. On the Effective Date, all shares of Common Stock of PPHIDEL shall be canceled, extinguished or retired and no new shares of stock or other securities of any of the Constituent Corporations shall be issued in exchange therefor. The certificates representing such shares shall be marked "canceled in merger."

         7. State Filings. The proper officers of the Constituent Corporations shall make and execute, under the corporate seals of the respective corporations, whatever certificates and documents are required by the Commonwealth of Pennsylvania to effect the Merger and to cause the same to be filed, in the manner provided by law, and to do all things whatsoever, whether within or without the Commonwealth of Pennsylvania, which may be necessary and proper to effect the Merger.


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         8. Termination or Modification of Merger. a) This Plan of Merger may be
terminated and abandoned by the Board of Directors of any of the Constituent Corporations at any time prior to the Effective Date notwithstanding approval of the Plan of Merger by the sole shareholder of each Constituent Corporation. In the event of such termination and abandonment, this Plan of Merger shall be void and have no effect, without any liability on part of either of the Constituent Corporations, their shareholders, directors or officers.

         b) Upon the authorization of the Boards of Directors of any of the Constituent Corporations, at any time prior to the Effective Date, notwithstanding approval of the Plan of Merger by the sole shareholder of each Constituent Corporation, this Plan of Merger may be modified and amended in any manner which may be necessary or appropriate to conform it to the requirements of the laws of the Commonwealth of Pennsylvania.



         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Plan of Merger to be signed by a duly authorized officer on the date first written above.



                   PHOENIX PRESCHOOL HOLDINGS, INC., a Pennsylvania Corporation

                                         By:  /s/ Michael C. Koffler
                                              ---------------------------------
                                              Michael C. Koffler, President

                                         Attest: /s/ Michael C. Koffler
                                                 ------------------------------
                                                 Michael C. Koffler, Secretary


                       PHOENIX PRESCHOOL HOLDINGS, INC., a Delaware Corporation

                                         By:  /s/ Michael C. Koffler
                                              ---------------------------------
                                              Michael C. Koffler, President

                                         Attest: /s/ Michael C. Koffler
                                                 ------------------------------
                                                 Michael C. Koffler, Secretary